Exhibit 99.1

American Water Announces Agreement to Sell its Regulated Operations in New York to Liberty Utilities

Company also announces agreement to sell its Keystone Clearwater Solutions operations

CAMDEN, N.J., Nov. 20, 2019 – American Water Works Company, Inc. (NYSE: AWK), announced today that it has entered into an agreement to sell its regulated New York operations to Liberty Utilities, the regulated utility business of parent company Algonquin Power & Utilities Corp.

“This was a very difficult decision for American Water, as we have had the privilege of serving customers and communities in New York for more than 130 years,” said Susan Story, president and CEO of American Water. “After a careful and comprehensive analysis, we believe it is in the best interest of our customers in New York to sell to Liberty Utilities, which already has water utility operations and will have a larger presence in New York once the transaction closes. We are committed to working together to ensure that the transition is unnoticeable to our customers and that safe and reliable water service continues throughout the transition and beyond.

“We are also pleased that our agreement with Liberty Utilities ensures that no jobs will be lost as a result of the transaction, with a commitment by Liberty Utilities to maintain existing employment terms for two years following the closing including keeping salaries and benefits comparable for our incredibly talented and hard-working New York American Water employees.”

With over 800,000 customer connections in 14 states, Liberty Utilities is known for its commitment to customer service, the community and conservation. Liberty Utilities upholds the highest standards of service to meet the day-to-day needs of its customers and offers employee programs that recognize superior customer support and contribution to the community.

“We are excited to expand our customer base in the great state of New York, and to bring our experience in multiple states as a water utility operator committed to excellence,” said Ian Robertson, Chief Executive Officer of Algonquin. “We also look forward to welcoming New York American Water’s employees to our Liberty Utilities team.”

Liberty will work closely with New York American Water and the New York Public Service Commission to ensure a smooth transition. Under Liberty Utilities’ commitment to a local, responsive and caring operating model, local management and operations teams will be maintained and empowered to continue to deliver safe and reliable service that customers expect. No jobs will be lost as a result of the transaction, with a commitment by Liberty Utilities to maintain existing employment terms for two years following the closing including keeping salaries and benefits comparable for New York American Water employees.

Customers should also not expect any impact on water rates as a result of the acquisition. Liberty Utilities is also committed to continuing to invest in the water system to improve water quality, customer education on conservation and community outreach. They will also work with regulatory and other state officials as well as with New York American Water during the transition to address the burden of local taxes on New York American Water’s customers, which can account for more than half of their monthly bills.

American Water and Liberty Utilities anticipate the sale will close in the latter half of 2020. The parties have agreed to a sale price of approximately $608 million in cash, subject to customary adjustments. The completion of the transaction is subject to the satisfaction or waiver of various conditions including regulatory approval by the New York Public Service Commission and the receipt of other various customary closing consents and approvals.

Wells Fargo Securities, LLC is serving as exclusive financial advisor and Holland & Knight LLP is serving as legal advisor to American Water.

Keystone Clearwater Solutions Sale

In other news, American Water also announced an agreement to sell its Keystone Clearwater Solutions operations to SC Water LLC, a Pennsylvania-based natural gas and oil industry investment group. The completion of this transaction is subject to the satisfaction of customary closing conditions. Both companies are committed to a seamless transition for Keystone’s employees and customers. American Water anticipates this sale will close before the end of 2019.

About American Water

With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to more than 14 million people in 46 states. American Water provides safe, clean, affordable and reliable water services to our customers to make sure we keep their lives flowing. For more information, visit amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

About Liberty Utilities

Liberty Utilities Co. owns and operates regulated water, wastewater and energy utilities in 14 states, delivering responsive and reliable essential services to over 800,000 customer connections across the United States. With a local approach to management, service and support, they deliver efficient, dependable services to meet the needs of customers. Liberty Utilities provides a superior customer experience through walk-in customer centers, locally focused conservation and efficiency initiatives, and programs for businesses and residential customers. They measure their performance in terms of service reliability, an enjoyable customer experience, and an unwavering dedication to public and workplace safety. Liberty Utilities currently operates in Arizona, Arkansas, California, Georgia, Illinois, Iowa, Kansas, Massachusetts, Missouri, Montana, New Hampshire, New York, Oklahoma and Texas. For more information, please visit www.LibertyUtilities.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to our business and the proposed transactions, including but not limited to, the ability to complete the proposed transactions on a timely basis or at all; the ability to satisfy closing and other conditions related to the proposed transactions, including obtaining required regulatory approvals and other consents; our anticipated equity and debt capital needs; accounting, financial and other impacts of the proposed transactions; and the ability to achieve our goals relating to optimizing our operations, and involve various risks and uncertainties. These statements are based on the current expectations of management of American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including without limitation with respect to (1) obtaining required regulatory and other approvals and consents required for the transactions; (2) satisfying other conditions to the closing of the transactions; (3) unexpected costs, liabilities or delays associated with the transactions; (4) regulatory, legislative, local or municipal actions affecting the water and wastewater industries; and (5) other economic, business and other factors.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings, including American Water’s Current Report on Form 8-K filed with the SEC to report these transactions. Forward-looking statements are not guarantees or assurances of future performance or results, and, except as may be required by applicable law, American Water does not undertake any duty to update any forward-looking statement.

Media Contact:

Ruben Rodriguez

Senior Director, External Communications

American Water

856-955-4180

ruben.e.rodriguez@amwater.com

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